UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2013
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SP Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34933	27-3347359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5224 West Plano Parkway Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 931-5311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers

On September 3, 2013, the Board of Directors (the “Board”) of SP Bancorp, Inc. (the “Company”) increased the number of directors of the Company from nine directors to ten directors and appointed Randy Sloan to fill the newly created vacancy.  The appointment of Mr. Sloan to the Board is contingent on the approval by the Office of the Comptroller of the Currency (the “OCC”) of a proposed amendment to the bylaws of SharePlus Federal Bank (the “Bank”), the sole banking subsidiary of the Company, pursuant to which the Board of Directors of the Bank would be increased from nine directors to ten directors (the “Bank Bylaw Amendment”).  Upon the effectiveness of the Bank Bylaw Amendment, Mr. Sloan will also be appointed to serve on the Board of Directors of the Bank.  Subject to the OCC’s approval of the Bank Bylaw Amendment, Mr. Sloan will fill the vacancy created in Class I of the Board with a term that expires at the Company’s 2014 Annual Meeting of Stockholders.

Mr. Sloan currently serves as Chief Information Officer of Southwest Airlines Co. and is responsible for overseeing all technology functions for the company.  Prior to joining Southwest Airlines, Mr. Sloan served as Vice President and Chief Information Officer for PepsiCo's European businesses based in Switzerland, as well as Vice President of Enterprise Systems Development, including the support of all supply chain capabilities within the North American businesses.  Mr. Sloan began his IT career as a programmer with Texas Instruments and previously served on the board of directors of the Bank and its credit union predecessor from 2001 to 2006. He holds a Bachelor of Science in Information Systems from Pittsburg State University, Pittsburg, Kansas, and is on the Board of Directors of The Family Place, a Dallas-based non-profit and leading advocate for victims of domestic violence.

Item 8.01 Other Events

On September 4, 2013, the Bank applied to the Texas Department of Banking to become a Texas state chartered bank and notified the Federal Reserve Bank of Dallas of its intention to become a state chartered bank and a member of the Federal Reserve System. If the applications are approved, the Texas Department of Banking and the Federal Reserve Bank of Dallas will become the primary regulators of the Bank, and the Bank will no longer be regulated by the OCC. Deposits at the Bank that are currently insured by the FDIC will continue to be so insured up to applicable limits.

During the third and fourth quarters of 2013, the Company will incur increased regulatory and legal expenses related to the change to its charter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP Bancorp, Inc.
(Registrant)

September 5, 2013	/s/ Suzanne C. Salls
(Date)	Suzanne C. Salls
Executive Vice President and Chief Financial Officer